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                      GUIDANT CORPORATION AND SUBSIDIARIES

                        EXHIBIT 21.1 LIST OF SUBSIDIARIES

                       The following are the subsidiaries
                      of the Company at December 31, 2000:


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                                                                  State or Jurisdiction
                                                                   of Incorporation or
Name                                                                    Organization                     %Owned
----                                                              ------------------                      -----

ACS GmbH                                                                 Germany                            100
Advanced Cardiovascular Systems, Inc.                                    California                         100
Cardiac Pacemakers, Inc.                                                 Minnesota                          100
Cardio Thoracic Systems, Inc.                                            Delaware                           100
CPI Delaware, Inc.                                                       Delaware                           100
EndoVascular Technologies, Inc.                                          Delaware                           100
Golf Acquisition Corporation                                             California                         100
Guidant Australia Pty Ltd.                                               Australia                          100
Guidant B.V.                                                             Netherlands                        100
Guidant Belgium S.A.                                                     Belgium                            100
Guidant Beteiligungs GmbH                                                Germany                            100
Guidant Canada Corporation                                               Canada                             100
Guidant do Brasil Ltda.                                                  Brazil                             100
Guidant Europe S.A.                                                      Belgium                            100
Guidant France S.A.                                                      France                             100
Guidant GmbH & Co.                                                       Germany                            100
Guidant GmbH (Austria)                                                   Austria                            100
Guidant Holdings, Inc.                                                   Indiana                            100
Guidant Hong Kong Ltd.                                                   Hong Kong                          100
Guidant Intercontinental Corporation                                     Indiana                            100
Guidant International (FSC)                                              Barbados                           100
Guidant International B.V.                                               Netherlands                        100
Guidant Investment Corporation                                           California                         100
Guidant Italia, S.r.l.                                                   Italy                              100
Guidant Japan K.K.                                                       Japan                              100
Guidant Limited (U.K.)                                                   England                            100
Guidant Luxembourg                                                       Luxembourg                         100
Guidant Nederland B.V.                                                   Netherlands                        100
Guidant Norway A.S.                                                      Norway                             100
Guidant Portugal                                                         Portugal                           100
Guidant Puerto Rico BV                                                   Puerto Rico                        100
Guidant S.A. (Spain)                                                     Spain                              100
Guidant S.A. (Switzerland)                                               Switzerland                        100
Guidant Sales Corporation                                                Indiana                            100
Guidant Scandinavia (Denmark)                                            Denmark                            100
Guidant Scandinavia AB (Sweden)                                          Sweden                             100
Guidant Singapore Pte. Ltd.                                              Singapore                          100
Intermedics Electromedicina SA                                           Spain                              100
Intermedics Japan K.K.                                                   Japan                              100
Intermedics London Limited                                               England                            100
Intermedics S.A.                                                         Switzerland                        100
Intermedics, Inc.                                                        Delaware                           100
Mario Pelegrina, Inc.                                                    Texas                              100
Origin Medsystems, Inc.                                                  Delaware                           100
Oxybia                                                                   France                             100

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